                                        Registration No. 33-57649
=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                    -----------------------

               POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-4
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933
                   --------------------------

                THE CHASE MANHATTAN CORPORATION
     (Exact name of Registrant as specified in its charter)

Delaware                 6711                     13-2633613
(State or other       (Primary  Standard          (I.R.S. Employer
jurisdiction of       Industrial Classifica-      Identification No.)
incorporation or      tion Code Number)
organization)

                 The Chase Manhattan Corporation
       1 Chase Manhattan Plaza, New York, New York 10081
                         (212) 552-2222
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                   --------------------------

LESTER J. STEPHENS, JR.  ARJUN K. MATHRANI     RONALD C. MAYER
Senior Vice President    Executive Vice           Secretary
and Controller           President and
                         Chief Financial
                         Officer

                 The Chase Manhattan Corporation
       1 Chase Manhattan Plaza, New York, New York 10081
                         (212)552-2222
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:
                     ROBERT B. ADAMS, Esq.
        Senior Vice President and Deputy General Counsel
                The Chase Manhattan Corporation
                    1 Chase Manhattan Plaza
                   New York, New York  10081

=================================================================
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          An aggregate of 11,725,806 shares of common stock, par
value $2.00 per share ("Common Stock"), of The Chase Manhattan Corporation, a Delaware corporation ("Chase"), and attached Junior Participating Preferred Stock Purchase Rights (the "Rights") were initially registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-4 dated February 9, 1995 in connection with the merger of U.S. Trust Corporation, a New York corporation ("UST"), with and into Chase (the "Merger").

          On September 2, 1995, the Merger became effective and each issued and outstanding share of common stock, par value $1.00 per share, of UST was converted into the right to receive
 .680 shares of Chase Common Stock, with the result that only 6,618,928 shares of Chase Common Stock and attached Rights will be issued. In accordance with the Item 22 in Part II of the Registration Statement relating to certain undertakings, this Post-Effective Amendment No. 1 is being filed by Chase for the purpose of deregistering 5,106,878 shares of Chase Common Stock and attached Rights.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment
No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 23rd day of January, 1996.

                         THE CHASE MANHATTAN CORPORATION


                         By: /s/ Ronald C. Mayer
                            --------------------------
                                (Ronald C. Mayer)
                               (Attorney-in-fact)(1)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Capacity                 Date

Thomas G. Labrecque  Director, Chairman of     January 23, 1996
                     the Board (Principal
                     Executive Officer)

By: /s/ Ronald C. Mayer
   -------------------------
     (Ronald C. Mayer)
    (Attorney-in-fact)(1)


Richard J. Boyle,
M. Anthony Burns,
James L. Ferguson,
H. Laurance Fuller,         Directors
William H. Gray, III,
Delano E. Lewis,
Paul W. MacAvoy,
John H. McArthur,
David T. McLaughlin,
Edmund T. Pratt, Jr.,
Henry B. Schacht,
Donald H. Trautlein,

By: /s/ Ronald C. Mayer                        January 23, 1996
   -----------------------
       (Ronald C. Mayer)
     (Attorney-in-fact)(1)

__________________________    Director         January __, 1996
Donald L. Boudreau

__________________________    Director         January __, 1996
E. Michel Kruse

__________________________    Director         January __, 1996
Susan V. Beresford

__________________________    Director         January __, 1996
David T. Kearns

     Signature                Capacity                Date



Arjun K. Mathrani          Executive Vice         January 23, 1996
                           President
                           and Chief Financial
                           Officer (Principal
                           Financial Officer)

By: /s/ Ronald C. Mayer
   -----------------------
       (Ronald C. Mayer)
     (Attorney-in-fact)(1)



Lester J. Stephens, Jr.    Senior Vice President    January 23, 1996
                           and Controller
                           (Principal Accounting
                           Officer)

By: /s/ Ronald C. Mayer
   -----------------------
       (Ronald C. Mayer)
     (Attorney-in-fact)(1)














__________
(1) An original power of attorney authorizing Ronald C. Mayer to sign any amendment to the Registration Statement on behalf of the Registrant and certain directors and officers of the Registrant was included in Part II of the Registration Statement as originally filed with the Securities and Exchange Commission.




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